Sub-Item 77M
Cornerstone Total Return Fund, Inc.

The Proxy Statement on Submission Type 497 for Cornerstone
   Total Return Fund, Inc. (accession number 0000909012-02-000741), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the SEC Commission on October 4, 2002